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                                                                   Exhibit 10.10

                        Amendment To The Sublease Agreement
                              Dated August 14, 2003

In consideration of the mutual covenants contained in the Sublease Agreement dated August 14, 2003, Sublessor and Sublessee agree to amend said Sublease Agreement as follows:

1. In the event the City of Plymouth does not issue a building permit for Sublessee's proposed improvements by February 29, 2004, Sublessee may terminate this Sublease Agreement with thirty (30) days prior written notice to Sublessor. If the Sublease Agreement is terminated, Sublessor shall immediately return the Security Deposit to Sublessee, and no further obligation shall be owed to either party.

This Amendment incorporates the entirety of the Sublease Agreement dated August 14, 2003.

SUBLESSOR:                                  SUBLESSEE:
Urologix, Inc.                              Incisive Surgical, Inc.

By /s/ David A. Montecalvo                  By /s/  John L. Shannon
  ---------------------------------------     ----------------------------------

Its Vice President, Product Development     Its President and Chief Executive
    -------------------------------------       --------------------------------
    and Operations                              Officer
    --------------                              -------

Date 9-12-03                                Date 9-12-03
    -------------------------------------       --------------------------------

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                              SUBLEASE AGREEMENT

THIS SUBLEASE, made and entered into this 14th day of August, 2003, between Urologix, Inc., a Minnesota Corporation, ("Sublessor") and Incisive Surgical, Inc., ("Sublessee").

RECITALS:

         A. A lease ("Prime Lease") dated January 20, 1992, was made and entered into between Parkers Lake Pointe I Limited Partnership, as Lessor, and Urologix, Inc., as Lessee, and whereas Parkers Lake I Realty has succeeded to interest of the Lessor pertaining to the Leased Premises described as 14405 21st Avenue North, City of Plymouth, County of Hennepin, State of Minnesota and which the Prime Lease and all Amendments are attached hereto as Exhibit A. The Sublessor acknowledges that the lease amendment identified as Exhibit G to the Prime Lease was changed and became Exhibit H and that Exhibit G no longer exists as an amendment to the Prime Lease.

         B. The parties hereto desire that the Sublessor sublet to the Sublessee and that the Sublessee take from the Sublessor the portion of the Leased Premises leased under the Prime Lease containing approximately 10,950 square feet of rentable area (hereinafter referred to as the "Sublet Area") as depicted on Exhibit B, attached hereto and made a part hereof.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, but subject to the consent thereto by Lessor, the Sublessor does hereby sublet to the Sublessee and the Sublessee does hereby rent and take from Sublessor, the Sublet Area, subject to the following terms and conditions:

1. The term of this Sublease shall commence October 1st, 2003 and shall terminate March 30, 2008.

     Sublessee shall have access to the Sublet Area prior to the commencement date of this lease for the purposes of constructing improvements, installation of computer/data cabling and general setup (during normal business hours with an Urologix escort). In the event Sublessor completes the construction of the demising wall separating the Sublet Area from the balance of the Leased Premises under the Prime Lease prior to the commencement date of this lease, Sublessee may occupy the Sublet Area at no cost.

2. The Sublessee shall pay to the Sublessor Gross Rent for the Sublet Area, according to the following schedule, due and payable on the first day of each month during the entire term of this Sublease. Rent shall be paid as follows:

          $0.00 per month from October 1, 2003 through October 31, 2003 $8,504.50 per month from November 1, 2003 through March 31, 2008

     This is a Gross Lease and Sublessee shall have no obligation to pay any other amounts under this Sublease Agreement or the Prime Lease. Without limiting the foregoing, Sublessee shall have no obligation to pay any Base Rent, Additional Rent, Real Estate

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     Taxes, Operating Expenses, utilities, repairs or maintenance costs of the existing HVAC equipment, or insurance costs (except as set forth in Section
     11), as such terms are defined or described in the Prime Lease.

3. All rent shall be paid to the Sublessor at the address set forth in Paragraph 9 hereof or at such other address and/or to such other party as the Sublessor may from time to time elect by giving not less than ten (10) days advance written notice thereof to the Sublessee.

4. The Sublessee may use the Sublet Area for general office, research, development, manufacturing and warehouse purposes.

5. The Sublessee will not use the Sublet Area or permit the Sublet Area or any part of the Building of which it is a part, to be used in violation of any of the terms, covenants or conditions of the Prime Lease.

6. The Sublessor will keep and perform promptly, each of the terms, covenants and condition of the Prime Lease relating to the Sublet Area except for those provisions thereof which, under the terms of this Sublease, the Sublessee is to keep or perform. The terms and conditions of the Prime Lease are incorporated herein by reference as if set out in full herein.

7. Without the further act or deed of the Lessor or of either party hereto, the term of this Sublease shall terminate and be of no further force or effect on the date set forth in Paragraph 1 hereof and upon such termination the Sublessee shall forthwith vacate the Sublet Area, leaving it in the condition which, under the terms of the Prime Lease, the Lessee thereunder is obligated to leave the same.

8. The Sublessee will notify the Lessor forthwith in the event of any default that occurs under the provisions of this Sublease which comes to the attention of the Sublessee, such notice to be given to the Lessor by United States Mail, registered or certified, postage prepaid, at the address below or as such other address as Lessee shall be advised to use by Lessor.

9. Any notice provided for herein shall be deemed to be duly given if made in writing and delivered in person to an office of such party or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

                           If to Sub1essor:   Urologix, Inc.
                                              c/o President
                                              14405 21/st/ Avenue North
                                              Plymouth, MN  55447

                           If to Subleasee:   Incisive Surgical, Inc.
                                              c/o President
                                              14405 21/st/ Avenue North
                                              Plymouth, MN  55447

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                       If to Lessor:   Parkers Lake I Realty Corp.
                                       c/o Sentinel Real Estate Corporation
                                       1251 Avenue of the Americas
                                       New York, New York 10020

     or to such other address with respect to either party hereto as such party shall notify the other party hereto in writing. Any notice so given, if mailed as aforesaid, shall be deemed received the second (2nd) day after it is deposited in the United States Mail.

10. Except to the extent caused by Sublessor's or Lessor's negligence, neither Sublessor or Lessor shall be liable to Sublessee, or those claiming though or under Sublessee, for injury, death or property damage occurring in, on or about the Sublet Area to Sublessee or an employee, customer or invitee of the Sublessee and Sublessee shall indemnify Sublessor and Lessor and hold them harmless from any claim or damage arising out of any injury, death or property damages occurring in, on or about the Sublet Area to Sublessee or an employee, customer or invites of the Sublessee. Sublessor shall indemnify and hold Sublessee harmless from any injury, death or property damage occurring in, on or about the balance of the Property, except to the extent caused by Sublessee.

11. Without limiting the generality of paragraph 10 hereof, Sublessee shall, at its expense, maintain general commercial liability insurance during the term of this Sublease as required by the Prime Lease in one or more companies acceptable to Sublessor and Lessor, naming Sublessor, Lessor and Sublessee as insured, in form and substance reasonably acceptable to Sublessor and Lessor (such insurance to insure performance by Sublessee or its obligations under paragraph 10 hereof), such insurance to be in those amounts as set forth under said Article of the Prime Lease.

12. No policy of insurance obtained by the Sublessee under the provisions of paragraph 11 may be canceled or terminated except upon not less than twenty
     (20) days written notice to Sublessor and Lessor, and each policy shall contain a provision to that effect that the rights of the Sublessor and Lessor thereunder will not be affected by any defense which the insurer may have against the Sublessee or any other party. True and correct copies of each policy of insurance, and renewals thereof, obtained by the Sublessee under the provisions of paragraph 11, forthwith after issuance thereof, shall be delivered to the Sublessor and to Lessor. Sublessor and Sublessee hereby release each other from all liability for loss or damage occasioned to any property owned by said patties to the extent such loss or damage is covered or coverable by standard property insurance.

13. Upon reasonable prior notice, the Sublessor and Lessor, their authorized agents or attorneys, may at any reasonable time, enter the Sublet Area to inspect; make repairs, improvements and/or changes in the Sublet Area or other premises in the Building of which the Sublet Area is a part as the Sublessor and/or Lessor may deem proper; and there shall be no diminution of rent or liability on the part of the Sublessor or Lessor by reason of inconvenience, annoyance, or injury to business so long as Sublessee's business operations are not disturbed.

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14.  If the Sublessee defaults in the observance or performance of any of the
     Sublessee's covenants, agreements or obligations hereunder wherein the default can be cured by the expenditure of money, and fails to cure the default within the applicable period, either the Sublessor or Lessor may, but without obligations and without limiting any other remedies which they may have by reason of such default, cure the default, charge the cost thereof to the Sublessee and the Sublessee shall pay the same forthwith upon demand, together with interest thereon at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota or in case no such maximum rate of interest is provided, at the rate of 12% per annum.

15. If the Sublessee shall default as defined in subparagraphs (a), (b) or (d) of Article 26 of the Prime Lease, in the payment of any installment of rent or in the observance or performance of any of the Sublessee's covenants, agreements or obligations hereunder, or if any proceeding is commenced by or against the Sublessee for the purpose of subjecting the assets of the Sublessee to any law relating to bankruptcy or insolvency or for an appointment of a receiver of Sublessee or of any of Sublessee's assets, or if Sublessee makes a general assignment of Sublessee's assets for the benefit of creditors, then, in any such event, the Sublessor may, without process, re-enter immediately into the Sublet Area and remove all persons and property therefrom, and at its option, nullify and cancel this Sublease with respect to all future rights of the Sublessee and have, regain, repossess and enjoy the Sublet Ares, anything herein to the contrary notwithstanding. Sublessee hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid, and also all right of restoration to possession of the Sublet Area after re-entry or after judgment for possession thereof. In the case of any such termination, the Sublessee will indemnify the Sublessor against all loss of rents and other damages; which it may incur by reason of such termination during the residue of the term of this Sublease, and also against all attorney's fees and expenses incurred in enforcing any of the terms of this Sublease.

16. Notwithstanding anything in this Sublease to the contrary, nothing herein shall relieve any of the Sublessor's responsibilities to Lessor and said responsibilities derived from the heretofore described Prime Lease. Sublessee shall indemnify and hold Sublessor harmless from any and all liability, cost, expense, action or claim of nature (including defaults under Prime Lease) arising out of or related to Sublessee's use and occupancy of the Sublet Area. Sublessor shall indemnify and hold harmless from any and all liability, cost, expense action or claim of any nature (including defaults under the Prime Lease) arising out of or related to Sublessor's use and occupancy of the Leased Premises.

17. The Sublessee shall not have the right to assign this Sublease or sublet all or any part of the Sublet Area without the prior written consent of the Sublessor and of the Lessor, which consent shall not be unreasonably withheld.

18. Sublessee accepts the Sublet Area in its "as-is" condition, except for the following items to be provided by Sublessor:

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     a.   Construction of Demising wall

     b. $10,000.00 improvement allowance for the construction of a breakroom and/or other improvements. All improvements shall be approved by Sublessor, such approval shall not unreasonably be withheld. Said improvement allowance shall be paid within five (5) days of Sublessee's completion of desired improvements.

     c.   Shampoo all carpeting

     d.   Paint new demising wall and touch-up other walls as necessary

     e. Notwithstanding the foregoing, Sublessor represents and warrants to Sublessee that the Sublet Area complies with all laws, codes and ordinances and all building systems are in good working order and condition.

19. Sublessee agrees to deposit with Sublessor, on the date hereof, a Security Deposit in the amount of $17,009.00 which shall be held by Sublessor, without interest, as security for the performance of Sublessee's covenants and obligations under this Sublease. On January 1, 2004, Sublessor shall credit $8,504.50 against the January 2004 rent. The remaining $8,504.50 shall continue to be held by Sublessor as a Security Deposit. Upon the occurrence of any event of default by Sublessee, Sublessor may from time to time, without prejudice to any other remedy provided herein or provided by law, apply such Security Deposit to any arrears of rent or other payments due Sublessor under this Sublease, and any other damage, injury, expense or liability caused by such event of default without waiving such event of default and Sublessee shall pay to Sublessor on demand the amount to implied in order to restore the Security Deposit to its original amount of $8,504.50. Although the Security Deposit shall be deemed the property of the Sublessor, any remaining balance of such Security Deposit shall be returned by Sublessor to Sublessee at such time after termination of this Sublease, and all of Sublessee's obligations under this Sublease have been fulfilled.

20. The Sublease is conditioned upon and shall not be effective until and unless Lessor consents in writing to the terms and conditions of this Sublease.

21. Sublessor must provide written notice to Sublessee, within two (2) business days of receiving notice from Lessor, regarding notices received pursuant to Article 26 of the Prime Lease.

22. Sublessee shall have the option to terminate this Sublease Agreement in the event Sublessor's total cash and cash equivalents fall below one million dollars ($1,000,000). Sublessee shall provide Sublessor with sixty (60) days prior notice of said termination.

23. Sublessee shall have the option to terminate this Sublease Agreement anytime after September 30, 2006 with ninety (90) days prior written notice to Sublessor. In the event Sublessee exercises this option, Sublessee shall pay the unamortized amount of the transaction costs associated with this Sublease Agreement together with an annual interest rate of 4%. The total amount of such transaction costs is $51,800.53.

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     EXAMPLE: Should Sublessee terminate the Sublease Agreement as of the end of the thirty-sixth (36th) month, September 30, 2006, nineteen (19) months will be remaining under the Sublease Agreement.

              $51,800.53 / 55 months = $ 941.83
              $   941.83 x 19 months = $17,894.73 total unamortized transaction costs
              $17,894.73 @ 4% over 36 months = $20,172.23 to be paid by
              Sublessee

24. The Sublessor will pay upon execution of this Sublease Agreement commissions payable to United Properties Brokerage, LLC and Strategic Real Estate Services, Inc., based on the following.

              United Properties Brokerage LLC      $19,900.53
              Strategic Real Estate Services, Inc. $21,900.00

25. In the event Lessor under the Prime Lease exercises its rights to substitute other premises within the Building for the Leased Premises pursuant to Section 40 of the Prime Lease, then Sublessor shall pay for all costs and expenses of Sublessee arising from or related to relocation of the Sublet Area. Such costs and expenses shall be payable within ten (10) days after completion of such relocation. If not paid within such ten (10) day period, then Sublessee shall have the right to deduct such costs and expenses from the Gross Rent payable hereunder.

     IN WITNESS WHEREOF, each of the parties hereto has caused their presence to be duly executed as of the day and year first above written.

SUBLESSOR:                                SUBLESSEE:
Urologix, Inc.                            Incisive Surgical, Inc.

By /s/ David A. Montecalvo                By /s/  John L. Shannon
  --------------------------------------    ------------------------------------

Its Vice President, Product Development   Its President and Chief Executive
   -------------------------------------     -----------------------------------
    and Operations                            Officer
    --------------                            -------

Date 8-18-03                              Date 8-14-03
    ------------------------------------      ----------------------------------

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